UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2014 (March 14, 2014)

Grand Canyon Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34211	20-3356009
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 W. Camelback Road
Phoenix, Arizona	85017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 639-7500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2014, the Compensation Committee of the Board of Directors of Grand Canyon Education, Inc., a Delaware corporation (the “Company”), approved base salary increases for the Company’s named executive officers following a review of competitive market data. Effective April 1, 2014, the named executive officers will receive base salaries as set forth below.

Name	Current Base Salary	New Base Salary Effective April 1, 2014
Brian E. Mueller Chief Executive Offer	$621,000	$642,000
W. Stan Meyer Chief Operating Officer	$362,250	$375,000
Daniel E. Bachus Chief Financial Officer	$362,250	$375,000
Joseph N. Mildenhall Chief Information Officer	$310,500	$321,000
Brian N. Roberts General Counsel	$225,000	$275,000

The Compensation Committee also increased the target bonus percentage for Mr. Roberts from 31.5% to 45.5%, such that Mr. Roberts’ target cash bonus under our annual cash incentive plan for 2014 will be equal to 45.5% of his 2014 base salary. Under our annual cash incentive plan, our named executive officers earn bonuses based on the Company’s achievement of certain targeted amounts of revenue and adjusted EBITDA, subject to downward adjustment by the Compensation Committee based on performance against individual performance goals. The target bonus percentages for our other named executive officers remain the same.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAND CANYON EDUCATION, INC.

Date: March 18, 2014	By:	/s/ Daniel E. Bachus
Daniel E. Bachus
Chief Financial Officer
(Principal Financial and Principal Accounting Officer)